Exhibit 99.1

PRESS RELEASE
Investor Contact:

AngioDynamics, Inc.
Michael C. Greiner, Executive Vice President & CFO
(518) 795-1821

AngioDynamics Reports Fiscal 2019 Third Quarter
Financial Results
Fiscal 2019 Third Quarter Highlights
●	Net sales of $86.3 million, an increase of 3.0% year over year
●	Gross margin declined 10 basis points year over year to 54.1%
●	GAAP EPS of $0.02 per share; adjusted EPS of $0.19 per share
●	Cash provided by operations of $8.3 million; capital expenditures of $0.9 million
●	Received unconditional IDE approval from the FDA to initiate NanoKnife® DIRECT Clinical Study
●	Won patent infringement dispute with Bard

Latham, New York, April 2, 2019 – AngioDynamics, Inc. (NASDAQ: ANGO), a leading provider of innovative, minimally invasive medical devices for vascular access, peripheral vascular disease, and oncology, today announced financial results for the third quarter of fiscal year 2019, which ended February 28, 2019.

“While we had pockets of softness in our financial performance during the third quarter, our overall performance remains strong, and we are confident that we will achieve our full-year guidance. We saw strong growth contributions during the quarter from AngioVac and Solero, as well as from Fluid Management,” commented Jim Clemmer, President and Chief Executive Officer of AngioDynamics, Inc. “Additionally, I am very excited that the FDA has approved the IDE for our NanoKnife® DIRECT Clinical Study, which is the next step toward this incredible technology improving the standard of care for patients afflicted with Stage III pancreatic cancer. The IDE approval also represents a milestone for AngioDynamics as we transform into an evidence-based Company focused on therapies and outcomes facilitated by our unique technologies.”

Third Quarter 2019 Financial Results

Net sales for the third quarter of fiscal 2019 were $86.3 million, an increase of 3.0%, compared to $83.9 million a year ago. Foreign currency translation did not have a significant impact on the Company’s sales in the quarter.

●
Oncology net sales were $13.9 million, an increase of 15.1% from $12.1 million a year ago, as strong sales of Solero, as well as the recent BioSentry and RadiaDyne acquisitions, more than offset weaker than anticipated NanoKnife capital sales during the quarter.

●
Vascular Interventions and Therapies net sales in the third quarter of fiscal 2019 were $50.1 million, an increase of 3.3%, compared to $48.5 million a year ago, as strong growth in AngioVac was partially offset by a decelerating decline in the Venous Insufficiency business.

●	Vascular Access net sales were $22.3 million, a decrease of 4.0% from $23.3 million a year ago, as lower sales of midlines, PICCs, and ports were somewhat offset by strong dialysis sales.

U.S. net sales in the third quarter of fiscal 2019 were $68.3 million, an increase of 3.9% from $65.8 million a year ago, and International net sales were $18.0 million, a decrease of 0.3% from $18.1 million a year ago.
Gross margin for the third quarter of fiscal 2019 declined 10 basis points to 54.1% from 54.2% a year ago. This reflects temporary headwinds related to FX and a one-time positive impact from plant closures recognized last year. The Company continues to see gains in gross margin related to operational and supply-chain improvements.
The Company recorded net income of $0.8 million, or $0.02 per share, in the third quarter of fiscal 2019. This compares to net income of approximately $14.0 million, or $0.37 per share, a year ago.
Excluding the items shown in the non-GAAP reconciliation table below, adjusted net income for the third quarter of fiscal 2019 was $7.4 million, or $0.19 per share, compared to adjusted net income of $8.7 million, or $0.23 per share, in the third quarter of fiscal 2018.
Adjusted EBITDAS in the third quarter of fiscal 2019, excluding the items shown in the reconciliation table below, was $14.9 million, compared to $16.8 million in the third quarter of fiscal 2018.
In the third quarter of fiscal 2019, the Company generated $8.3 million in operating cash flow and had capital expenditures of $0.9 million. As of February 28, 2019, the Company had $41.7 million in cash and cash equivalents and $133.8 million in debt, excluding the impact of deferred financing costs.

Nine Months Financial Results

For the nine months ended February 28, 2019:

●	Net sales were $263.2 million, an increase of 2.8%, compared to $256.0 million for the same period a year ago.

●	The Company’s net income was $2.5 million, or $0.06 per share, compared to net income of $14.2 million, or $0.38 per share, a year ago.

●	Gross margin improved 270 basis points to 53.3% from 50.6% a year ago.

●
Excluding the items shown in the non-GAAP reconciliation table below, adjusted net income was $22.0 million, or $0.57 per share, compared to adjusted net income of $19.9 million, or $0.53 per share, a year ago.

●	Adjusted EBITDAS, excluding the items shown in the reconciliation table below, was $43.9 million, compared to $41.5 million for the same period a year ago.

Fiscal Year 2019 Financial Guidance

The Company reiterates its previously announced financial guidance, continuing to expect fiscal year 2019 net sales in the range of $354 to $359 million and free cash flow in the range of $26 to $31 million. Additionally, the Company continues to expect adjusted earnings per share in the range of $0.82 to $0.86.

Conference Call

The Company’s management will host a conference call today at 8:00 a.m. ET to discuss its third quarter 2019 results.
To participate in the conference call, dial 1-877-407-0784 (domestic) or 1-201-689-8560 (international) and refer to the passcode 13688664.
This conference call will also be webcast and can be accessed from the “Investors” section of the AngioDynamics website at www.angiodynamics.com. The webcast replay of the call will be available at the same site approximately one hour after the end of the call.
A recording of the call will also be available from 11:00 a.m. ET on Tuesday, April 2, 2019, until 11:59 p.m. ET on Tuesday, April 9, 2019. To hear this recording, dial 1-844-

512-2921 (domestic) or 1-412-317-6671 (international) and enter the passcode 13688664.

Use of Non-GAAP Measures

Management uses non-GAAP measures to establish operational goals and believes that non-GAAP measures may assist investors in analyzing the underlying trends in AngioDynamics’ business over time. Investors should consider these non-GAAP measures in addition to, not as a substitute for or as superior to, financial reporting measures prepared in accordance with GAAP. In this news release, AngioDynamics has reported adjusted EBITDAS, adjusted net income, adjusted earnings per share and free cash flow. Management uses these measures in its internal analysis and review of operational performance. Management believes that these measures provide investors with useful information in comparing AngioDynamics’ performance over different periods. By using these non-GAAP measures, management believes that investors get a better picture of the performance of AngioDynamics’ underlying business. Management encourages investors to review AngioDynamics’ financial results prepared in accordance with GAAP to understand AngioDynamics’ performance taking into account all relevant factors, including those that may only occur from time to time but have a material impact on AngioDynamics’ financial results. Please see the tables that follow for a reconciliation of non-GAAP measures to measures prepared in accordance with GAAP.

About AngioDynamics, Inc.

AngioDynamics, Inc. is a leading provider of innovative, minimally invasive medical devices used by professional healthcare providers for vascular access, peripheral vascular disease, and oncology. AngioDynamics’ diverse product lines include market-leading ablation systems, fluid management systems, vascular access products, angiographic products and accessories, drainage products, thrombolytic products and venous products. For more information, visit www.angiodynamics.com.

Safe Harbor

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements regarding AngioDynamics’ expected future financial position, results of operations, cash flows, business strategy, budgets, projected costs, capital expenditures, products, competitive positions, growth opportunities, plans and objectives of management for future operations, as well as statements that include the words such as “expects,” “reaffirms,” “intends,” “anticipates,” “plans,” “believes,” “seeks,” “estimates,” “optimistic,” or variations of such words and similar expressions, are forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties. Investors are cautioned that actual events or results may differ from AngioDynamics’ expectations. Factors that may affect the actual results achieved by AngioDynamics include, without limitation, the ability of AngioDynamics to develop its existing and new products, technological advances and patents attained by competitors, infringement of AngioDynamics’ technology or assertions that AngioDynamics’ technology infringes the technology of fourth parties, the ability of AngioDynamics to effectively compete against competitors that have substantially greater resources, future actions by the FDA or other regulatory agencies, domestic and foreign health care reforms and government regulations, results of pending or future clinical trials, overall economic conditions, the results of on-going litigation, challenges with respect to fourth-party distributors or joint venture partners or collaborators, the results of sales efforts, the effects of product recalls and product liability claims, changes in key personnel, the ability of AngioDynamics to execute on strategic initiatives, the effects of economic, credit and capital market conditions, general market conditions, market acceptance, foreign currency exchange rate fluctuations, the effects on pricing from group purchasing organizations and competition, the ability of AngioDynamics to integrate acquired businesses, as well as the risk factors listed from time to time in AngioDynamics’ SEC filings, including but not limited to its Annual Report on Form 10-K for the year ended May 31, 2018. AngioDynamics does not assume any obligation to publicly update or revise any forward-looking statements for any reason.

In the United States, the NanoKnife System has received a 510(k) clearance by the Food and Drug Administration for use in the surgical ablation of soft tissue and is similarly approved for commercialization in Canada, the European Union, and Australia. The NanoKnife System has not been cleared for the treatment or therapy of a specific disease or condition.

ANGIODYNAMICS, INC. AND SUBSIDIARIES
CONSOLIDATED INCOME STATEMENTS
(in thousands, except per share data)

	Three months ended		Nine months ended
	February 28, 2019	February 28, 2018	February 28, 2019	February 28, 2018
	(unaudited)		(unaudited)
Net sales	$86,341	$83,851	$263,184	$255,968
Cost of sales (exclusive of intangible amortization)	39,650	38,403	122,917	126,560
Gross profit	46,691	45,448	140,267	129,408
% of net sales	54.1%	54.2%	53.3%	50.6%
Operating expenses
Research and development	7,210	6,457	22,235	19,005
Sales and marketing	19,413	18,009	59,115	56,378
General and administrative	8,780	7,723	26,612	23,319
Amortization of intangibles	5,342	4,191	14,646	12,433
Change in fair value of contingent consideration	609	31	865	218
Acquisition, restructuring and other items, net	2,550	4,177	9,700	11,932
Total operating expenses	43,904	40,588	133,173	123,285
Operating income	2,787	4,860	7,094	6,123
Interest expense, net	(1,442)	(740)	(3,689)	(2,223)
Other income (expense), net	(266)	(49)	(72)	238
Total other expense, net	(1,708)	(789)	(3,761)	(1,985)
Income before income taxes	1,079	4,071	3,333	4,138
Income tax expense (benefit)	283	(9,948)	866	(10,095)
Net Income	$796	$14,019	$2,467	$14,233

Earnings per share
Basic	$0.02	$0.38	$0.07	$0.38
Diluted	$0.02	$0.37	$0.06	$0.38

Weighted average shares outstanding
Basic	37,518	37,122	37,446	37,031
Diluted	38,338	37,442	38,350	37,358

ANGIODYNAMICS, INC. AND SUBSIDIARIES
GAAP TO NON-GAAP RECONCILIATION
(in thousands, except per share data)

Reconciliation of Net Income to non-GAAP Adjusted Net Income:

	Three months ended		Nine months ended
	February 28, 2019	February 28, 2018	February 28, 2019	February 28, 2018
	(unaudited)		(unaudited)

Net Income	$796	$14,019	$2,467	$14,233
Amortization of intangibles	5,342	4,191	14,646	12,433
Change in fair value of contingent consideration	609	31	865	218
Acquisition, restructuring and other items, net (1)	2,550	4,177	9,700	11,932
Tax effect of non-GAAP items (2)	(1,920)	(13,766)	(5,699)	(18,889)
Adjusted net income	$7,377	$8,652	$21,979	$19,927

Reconciliation of Diluted Earnings Per Share to non-GAAP Adjusted Diluted Earnings Per Share:

	Three months ended		Nine months ended
	February 28, 2019	February 28, 2018	February 28, 2019	February 28, 2018
	(unaudited)		(unaudited)

Diluted earnings per share	$0.02	$0.37	$0.06	$0.38
Amortization of intangibles	0.14	0.11	0.38	0.33
Change in fair value of contingent consideration	0.02	0.00	0.02	0.01
Acquisition, restructuring and other items, net (1)	0.07	0.11	0.25	0.32
Tax effect of non-GAAP items (2)	(0.06)	(0.36)	(0.14)	(0.51)
Adjusted diluted earnings per share	$0.19	$0.23	$0.57	$0.53

Adjusted diluted share count	38,338	37,442	38,350	37,358

(1)  Includes costs related to merger and acquisition activities, restructurings, and unusual items, including asset impairments and write-offs, certain litigation, and other items.
(2)  Adjustment to reflect the income tax provision on a non-GAAP basis has been calculated assuming no valuation allowance on the Company’s U.S. deferred tax assets and an effective tax rate of 23% for February 28, 2019. For February 28, 2018, the effective tax rate i) has been calculated using a blended rate of 30.62% for the year ended May 31, 2018 due to the enactment of the Tax Cuts and Jobs Act (the “Act”) that reduced the federal corporate tax rate to 21%;  ii) excludes the benefit recorded in Q3 fiscal 2018 resulting from remeasurement of the Company’s deferred tax assets from the Act; iii) tax effects the non-GAAP adjustment shown above and iv) assumes the Company does not have a valuation allowance on its U.S deferred tax assets

ANGIODYNAMICS, INC. AND SUBSIDIARIES
GAAP TO NON-GAAP RECONCILIATION (Continued)
(in thousands, except per share data)

Reconciliation of Net Income to EBITDAS and Adjusted EBITDAS:

	Three months ended		Nine months ended
	February 28, 2019	February 28, 2018	February 28, 2019	February 28, 2018
	(unaudited)		(unaudited)

Net Income	$796	$14,019	$2,467	$14,233
Income tax expense (benefit)	283	(9,948)	866	(10,095)
Interest expense, net	1,442	740	3,689	2,223
Depreciation and amortization	6,867	5,718	19,158	17,395
Stock based compensation	2,378	$2,058	$7,119	$5,821
EBITDAS	$11,766	$12,587	$33,299	$29,577

Change in fair value of contingent consideration	$609	$31	$865	$218
Acquisition, restructuring and other items, net (1)	2,550	4,216	9,700	11,656
Adjusted EBITDAS	$14,925	$16,834	$43,864	$41,451

Per diluted share:
EBITDAS	$0.31	$0.34	$0.87	$0.79
Adjusted EBITDAS	$0.39	$0.45	$1.14	$1.11

(1)  Includes costs related to merger and acquisition activities, restructurings, and unusual items, including asset impairments and write-offs, certain litigation, and other items.

ANGIODYNAMICS, INC. AND SUBSIDIARIES
NET SALES BY PRODUCT CATEGORY AND BY GEOGRAPHY
(in thousands)

	Three months ended					Nine months ended
	Feb 28, 2019	Feb 28, 2018	% Growth	Currency Impact	Constant Currency Growth	Feb 28, 2019	Feb 28, 2018	% Growth	Currency Impact	Constant Currency Growth

Net Sales by Product Category
Vascular Interventions & Therapies	$50,115	$48,517	3.3%			$152,603	$149,751	1.9%
Vascular Access	22,348	23,279	(4.0)%			69,861	69,091	1.1%
Oncology	13,878	12,055	15.1%			40,720	37,126	9.7%
Total	$86,341	$83,851	3.0%	0.0%	3.4%	$263,184	$255,968	2.8%	0.0%	3.1%

Net Sales by Geography
United States	$68,331	$65,787	3.9%	0.0%	3.9%	$207,898	$203,020	2.4%	0.0%	2.4%
International	18,010	18,064	(0.3)%	2.0%	1.9%	55,286	52,948	4.4%	2.0%	5.6%
Total	$86,341	$83,851	3.0%	0.0%	3.4%	$263,184	$255,968	2.8%	0.0%	3.1%

ANGIODYNAMICS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands)

	February 28, 2019	May 31, 2018
	(unaudited)	(audited)
Assets
Current Assets
Cash and cash equivalents	$41,704	$74,096
Marketable securities	—	1,317
Total cash and investments	41,704	75,413

Accounts receivable, net	44,208	39,401
Inventories	52,388	48,916
Prepaid expenses and other	4,440	4,302
Total current assets	142,740	168,032

Property, plant and equipment, net	41,207	42,461
Other assets	3,610	3,417
Intangible assets, net	166,564	130,310
Goodwill	423,674	361,252
Total Assets	$777,795	$705,472

Liabilities and Stockholders’ Equity
Current Liabilities
Accounts payable	$18,443	$15,775
Accrued liabilities	21,929	34,426
Current portion of long-term debt	6,250	5,000
Current portion of contingent consideration	6,673	2,100
Total current liabilities	53,295	57,301

Long-term debt, net of current portion	126,837	86,621
Deferred income taxes	17,834	17,173
Contingent consideration, net of current portion	20,454	1,161
Other long-term liabilities	5,296	621
Total Liabilities	223,716	162,877

Stockholders’ equity	554,079	542,595
Total Liabilities and Stockholders’ Equity	$777,795	$705,472

ANGIODYNAMICS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Three months ended		Nine months ended
	February 28, 2019	February 28, 2019	February 28, 2019	February 28, 2018
	(unaudited)		(unaudited)
Cash flows from operating activities:
Net Income	$796	$14,019	$2,467	$14,233
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	6,867	5,718	19,158	17,395
Stock based compensation	2,378	2,058	7,119	5,821
Change in fair value of contingent consideration	609	31	865	218
Deferred income taxes	138	(10,044)	633	(10,150)
Change in accounts receivable allowances	(24)	(315)	(99)	(35)
Fixed and intangible asset impairments and disposals	677	22	689	30
Other	12	(78)	(5)	(635)
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	(785)	598	(3,853)	2,897
Inventories	(1,747)	(2,511)	(2,702)	(1,913)
Prepaid expenses and other	(325)	155	(1,508)	(548)
Accounts payable, accrued and other liabilities	(254)	(5,338)	(10,336)	(9,797)
Net cash provided by operating activities	8,342	4,315	12,428	17,516
Cash flows from investing activities:
Additions to property, plant and equipment	(887)	(425)	(2,303)	(1,647)
Acquisition of intangibles	—	(1,265)	—	(1,265)
Cash paid in acquisition	—	—	(84,920)	—
Proceeds from sale of marketable securities	1,350	—	1,350	—
Net cash used in investing activities	463	(1,690)	(85,873)	(2,912)
Cash flows from financing activities:
Proceeds from issuance of long-term debt	—	—	55,000	—
Repayment of long-term debt	(11,250)	(1,250)	(13,750)	(3,750)
Payment of contingent consideration previously established in purchase accounting	—	—	(2,100)	(9,500)
Proceeds from exercise of stock options and employee stock purchase plan	1,169	822	2,023	2,560
Net cash provided by (used) in financing activities	(10,081)	(428)	41,173	(10,690)
Effect of exchange rate changes on cash and cash equivalents	160	239	(120)	834
Increase (decrease) in cash and cash equivalents	(1,116)	2,436	(32,392)	4,748
Cash and cash equivalents at beginning of period	42,820	49,856	74,096	47,544
Cash and cash equivalents at end of period	$41,704	$52,292	$41,704	$52,292

ANGIODYNAMICS, INC. AND SUBSIDIARIES
GAAP TO NON-GAAP RECONCILIATION
(in thousands)

Reconciliation of Free Cash Flows:
	Three months ended		Nine months ended
	February 28, 2019	February 28, 2018	February 28, 2019	February 28, 2018
	(unaudited)		(unaudited)

Net cash provided by operating activities	$8,342	$4,315	$12,428	$17,516
Additions to property, plant and equipment	(887)	(425)	(2,303)	(1,647)
Free Cash Flow	$7,455	$3,890	$10,125	$15,869